                                SCHEDULE I
                          SUMMARY OF INVESTMENTS
                  OTHER THAN INVESTMENTS IN RELATED PARTIES
                           (Dollars in thousands)


                                                                       Balance
                                                                         Sheet
December 31, 1997                           Cost 1         Value        Amount
_______________________________________________________________________________
TYPE OF INVESTMENT
Fixed maturities, available for sale:
 Bonds:
  United States government and govern-
   mental agencies and authorities         $68,693       $68,842       $68,842
  Foreign governments                        2,062         2,053         2,053
  Public utilities                          25,899        25,944        25,944
  Investment grade corporate               219,526       220,420       220,420
  Below investment grade corporate          41,355        41,331        41,331
  Mortgage-backed securities                55,753        55,811        55,811
                                        ___________   ___________   ___________
  Total fixed maturities, available
   for sale                                413,288       414,401       414,401

Equity securities:
 Common stocks:  industrial, mis-
  cellaneous and all other                   4,437         3,904         3,904

Mortgage loans on real estate               85,093                      85,093
Policy loans                                 8,832                       8,832
Short-term investments                      14,460                      14,460
                                        ___________                 ___________
Total investments                         $526,110                    $526,690
                                        ===========                 ===========

Note 1: Cost is defined as original cost for stocks and other invested assets, amortized cost for bonds and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.

















                                SCHEDULE III
                     SUPPLEMENTARY INSURANCE INFORMATION
                          (Dollars in thousands)

          Column             Column      Column     Column    Column    Column
            A                  B           C          D          E         F
________________________________________________________________________________
                                           Future
                                           Policy               Other
                                 De-    Benefits,              Policy
                              ferred      Losses,              Claims    Insur-
                              Policy       Claims      Un-        and      ance
                              Acqui-          and   earned      Bene-  Premiums
                              sition         Loss  Revenue       fits       and
Segment                        Costs     Expenses  Reserve    Payable   Charges
________________________________________________________________________________
                                         POST-MERGER
________________________________________________________________________________
Period October 25, 1997
 through December 31, 1997:

Life insurance               $12,752     $505,304   $1,189        $10    $3,834

                                      POST-ACQUISITION
________________________________________________________________________________
Period January 1, 1997
 through October 24, 1997:

Life insurance                   N/A          N/A      N/A        N/A    18,288

Period August 14, 1996
 through December 31, 1996:

Life insurance                11,468      285,287    2,063         --     8,768

                                      PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:

Life insurance                   N/A          N/A      N/A        N/A    12,259

Year ended December 31, 1995:

Life insurance                67,314       33,673    6,556         --    18,388











                                SCHEDULE III
              SUPPLEMENTARY INSURANCE INFORMATION - CONTINUED
                           (Dollars in thousands)

          Column             Column      Column     Column    Column    Column
            A                  G           H          I          J         K
________________________________________________________________________________

                                                     Amorti-
                                         Benefits     zation
                                          Claims,         of
                                           Losses   Deferred
                                 Net          and     Policy    Other
                             Invest-      Settle-     Acqui-  Operat-
                                ment         ment     sition      ing  Premiums
Segment                       Income     Expenses      Costs Expenses   Written
________________________________________________________________________________
                                         POST-MERGER
________________________________________________________________________________
Period October 25, 1997
 through December 31, 1997:

Life insurance                $5,127       $7,413     $892     $1,137        --

                                      POST-ACQUISITION
________________________________________________________________________________
Period January 1, 1997
 through October 24, 1997:

Life insurance                21,656       19,401    1,674     20,234        --

Period August 14, 1996
 through December 31, 1996:

Life insurance                 5,795        7,003      244      8,066        --

                                      PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:

Life insurance                 4,990        5,270    2,436      8,847        --

Year ended December 31, 1995:

Life insurance                 2,818        3,146    2,710     13,333        --










                                 SCHEDULE IV
                                 REINSURANCE

Column A               Column B     Column C  Column D     Column E   Column F
_______________________________________________________________________________
                                                Assumed              Percentage
                                    Ceded to       from               of Amount
                          Gross        Other      Other         Net     Assumed
                         Amount    Companies  Companies      Amount      to Net
_______________________________________________________________________________
At December 31, 1997:
Life insurance in
 force             $149,842,000  $96,686,000        --  $53,156,000         --
                   ============= ============ ========= ============ ==========
At December 31, 1996:
Life insurance in
 force              $86,192,000  $58,368,000        --  $27,824,000         --
                   ============= ============ ========= ============ ==========
At December 31, 1995:
Life insurance in
 force              $38,383,000  $24,709,000        --  $13,674,000         --
                   ============= ============ ========= ============ ==========